ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(J) AND 1287(a) OF THE INTERNAL REVENUE CODE.



                                 PROMISSORY NOTE


Date of Loan:              March 18, 1998

Lender:                    BRITANNIA HOLDINGS, LTD.
                           King's House, The Grange
                           St. Peter Port
                           Guernsey, Channel Islands  GY1 2QJ

Borrower:                  LIFESTREAM TECHNOLOGIES, INC.
                           201 Linden Street
                           Suite 302
                           Fort Collins, CO 80524
                           United States of America

Loan Amount:               Two Hundred Fifty Thousand
                           United States Dollars (U.S. $250,000)

Interest Rate:             Eight Percent (8%) Per Annum

Duration of Loan:          Twelve Months (subject to a 12-month extension)

Maturity Date:             March 17, 1999 (subject to a 12-month extension)


         FOR VALUE RECEIVED, LIFESTREAM TECHNOLOGIES, INC., located at 201 Linden Street, Suite 302, Fort Collins, CO 80524, United States of America, a Nevada corporation ("Borrower"), promises to pay, not later than March 17, 1999 (subject to a 12-month extension), to the order of Britannia Holdings Ltd., a Nevis corporation, or its successors or assigns ("Holder"), at such place as Holder may designate, the principal sum of Two Hundred Fifty Thousand United States Dollars (U.S. $250,000), with interest accruing annually at the rate of eight percent (8%). All unpaid principal and unpaid interest shall be paid in full on maturity. Notwithstanding any provisions to the contrary regarding the term and maturity date of this Note, on completion by the Borrower of any equity offering of at least $2,000,000, all amounts unpaid on the Note shall be immediately due and payable.

         At Borrower's option, Borrower may elect to extend the term of this Note for an additional 12-month period by giving Holder at least 30 days written notice of the extension before the end of the first 12-month term with respect to the first extension and ten days written notice prior to the end of the first extension period with respect to the second extension. As consideration for the extension, Borrower shall issue to Holder one share of Borrower's common stock for every $5 of unpaid principal and interest due on this Note as of the date of the notice of extension, which stock shall be fully paid and non-assessable. In addition, the conversion price set forth below shall be reduced form $1.25 per share to $1 per share. .

         The prepayment of all or any portion of the principal and/or interest due on this Note shall be expressly permitted without any penalty being imposed. Provided, however, Borrower shall give Lender at least 10 days prior written notice of any prepayment of principal.

         This Note is secured by a stock pledge of certain of Borrower's stock owned by Christopher Maus, all in accordance with the terms of a Pledge Agreement executed in conjunction herewith.

         In lieu of repayment in cash, Holder, at Holder's sole discretion, prior to repayment of this Note, shall have the option to convert all or part of the amounts owed by Borrower hereunder into shares of Borrower's common stock at $1.25 per share (except in the event Borrower has exercised its extension option, in which case the conversion price shall be at $1.00 per share.) This conversion option may be exercised upon the terms and conditions set forth in Loan Agreement executed in conjunction herewith.

         If this Note shall be placed in the hands of an attorney for collection, or if suit shall be brought to collect any of the principal or interest of this Note, the Borrower agrees to pay the Holder's costs in connection therewith, including but not limited to, reasonable attorneys' fees and all costs of suit or costs associated with the collection of this Note (including, but not limited to, costs and reasonable attorney's fees incurred on appeal or in connection with bankruptcy proceedings).

         If default occurs in the payment of this Note, or any part thereof, or any interest thereon, then the principal balance with accrued interest shall at once become immediately due and payable without notice, time being of the essence on this Note. Said principal balance and interest shall bear interest from the date of any such default until paid at the rate of eighteen percent (18%) per annum, or at the highest interest rate permitted by law whichever is less.

         The principal and interest of this Note are payable in lawful money of the United States of America, at the address of Lender written above, or at such other address as Lender shall specify in writing to Borrower.

         This Promissory Note is to be construed in all respects and enforced according to the laws of the State of Idaho.

                     FOREIGN TARGETED BEARER DEBT OBLIGATION
                               LEGEND RESTRICTIONS

         1. This debt instrument is an unregistered bearer debt instrument issued by a foreign lender to a United States obligor.

         2. This obligation cannot be offered or sold (or resold in connection with its original issuance) to any individual or entity who is a "United States Person" (as that term is defined and interpreted under the laws of taxation of the United States of America).

         3. This obligation is intended to constitute and qualify as "portfolio debt investment" (as that term is defined and interpreted under the taxation laws of the United States of America). The parties to this obligation specifically intend that the interest payable hereunder shall not be subject to income or excise taxation, including the imposition of any withholding taxes thereon, under the laws of the United States of America of any State or Municipality thereof.

         4. The principal and interest per the terms and conditions of this Note shall be payable only outside the United States of America and any possession of the United States of America.

         5. It is specifically understood and intended that no "United States Person" (as that term is defined and interpreted under the taxation laws of the United States of America) shall ever be an owner or holder of this obligation; however, should any "United States Person" (as that term is defined and interpreted under the taxation laws of the United States of America) ever become a holder or owner of this obligation, such "United States person" will be subject to limitation under the United States income tax laws, including the limitation provided in Sections 165(j) and 1287(a) of the Internal Revenue Code of the United States of America.

         6. This obligation cannot be delivered by the obligor (or any distributor) or this obligation within the United States of America or any possession of the United States of America.

         7. The owner of this obligation must certify to the obligor (or my distributor) of this obligation that the owner is not a "United States Person" (as that term is defined and interpreted under the taxation laws of the United States of America).

         Executed to be effective as of March 18, 1998.


                                    BORROWER:

                                    LIFESTREAM TECHNOLOGIES, INC.,
                                    a Nevada Corporation


                                    By: _________________________________
                                    Print Name: Christopher Maus
                                    Title:   President



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